United Security Bancshares Q1 2018 earnings increase 78% from Q1 2017

FRESNO, CA - April 18, 2018. United Security Bancshares (Nasdaq: UBFO), today announced its unaudited financial results for the quarter ended March 31, 2018. The Company recognized net income of $3,157,000 for the three months ended March 31, 2018, an increase of 78% compared to the net income of $1,771,000 recognized for the three months ended March 31, 2017. Basic and diluted earnings per share increased to $0.19 for the three months ended March 31, 2018, as compared to $0.10 for the three months ended March 31, 2017.

First Quarter 2018 Highlights (at or for the quarter ended March 31, 2018, except where noted)

▪	Net interest income after provision for credit losses increased to $8,515,000 compared to $7,207,000 for the quarter ended March 31, 2017, and increased from $8,096,000 in the preceding quarter.

▪	Net interest margin increased to 4.56% from 4.10% for the quarter ended March 31, 2017.

▪	Net recoveries totaled $38,000, compared to net recoveries of $25,000 for the quarter ended March 31, 2017.

▪	Total loans decreased to $596,850,000, compared to $602,390,000 at December 31, 2017.

▪	Nonperforming assets as a percentage of total assets decreased to 1.81%, compared to 2.19% at December 31, 2017.

▪	Nonperforming assets decreased approximately $2,162,000 between December 31, 2017 and March 31, 2018.

▪	Other real estate owned balances remained at $5,745,000 at March 31, 2018 when compared to $5,745,000, at December 31, 2017.

▪	The allowance for credit losses as a percentage of gross loans decreased to 1.53%, compared to 1.54% at December 31, 2017.

▪	Total deposits increased to $734,616,000, compared to $687,693,000 at December 31, 2017.

▪	Book value per share increased to $6.13, compared to $6.00 at December 31, 2017.

Dennis Woods, President and Chief Executive Officer, stated: "We are pleased to report our highest earning quarter in recent history. Although this quarter included a loss on fair value of our trust preferred securities partially offset by a recovery of provision for credit loss, we expect the growth in core earnings and benefit from the lower tax rate will be reflected in our results throughout 2018."

In an attempt to remain consistent with prior periods, provided at the end of this Press Release is a reconciliation of Core Income, as a non-GAAP measure to Net Income. This reconciliation continues to exclude Non-Core items such as the Fair Value Adjustment for Trust Preferred Securities (“TRUPS”) and recovery of provision for credit loss. As such net income would have been $3,349,000 for the three months ended March 31, 2018, an increase of approximately 67% compared to net income of $2,010,000 for the same period in 2017. Management believes that our financial results are more comparative excluding the impact of such non-core items.

Results of Operations

Annualized return on average equity (ROAE) for the three months ended March 31, 2018 was 12.16%, compared to 7.34% for the three months ended March 31, 2017. Annualized return on average assets (ROAA) was 1.53% for the three months ended March 31, 2018, compared to 0.92% for the three months ended March 31, 2017. The average cost of deposits was 0.22% for the quarter ended March 31, 2018, up from 0.20% for the quarter ended March 31, 2017.

Net interest income after the provision for credit losses for the three months ended March 31, 2018 totaled $8,515,000, an increase of $1,308,000, or 18.15%, from $7,207,000 for the same period ended March 31, 2017. The Company's net interest margin increased from 4.10% for the three months ended March 31, 2017 to 4.56% for the three months ended March 31, 2018. The 46 basis point increase in net interest margin in the period-to-period comparison was the result of higher yields on both the loan portfolio and overnight deposits, partially offset by increasing cost of deposits. The yield on loans increased from 5.18% for the three months ended March 31, 2017 to 5.57% for the three months ended March 31, 2018. The 39 basis point increase in loan yields is primarily the result of growth of the higher-yielding student loan portfolio and increases on rates throughout the loan portfolio reflecting the increase in the prime rate. The increase in net interest income on a year-over-year comparison is the result of loan growth.

Non-interest income for the three months ended March 31, 2018 totaled $922,000, reflecting an increase of $13,000 from $909,000 in non-interest income reported for the three months ended March 31, 2017. Customer service fees, which represent the largest portion of the Company's non-interest income, totaled $951,000 and $941,000 for the years ended March 31, 2018 and 2017, respectively. On a year-over-year comparative basis, non-interest income increased primarily due to gains on the death benefit proceeds of bank-owned life insurance of $171,000, which was offset by the change in the fair value of financial liability caused by fluctuations in the LIBOR yield curve. The Company recorded a $470,000 loss on the fair value of financial liability for the three months ended March 31, 2018, compared to a $336,000 loss for the same period ended March 31, 2017. On January 1, 2018, the Company adopted ASU 2016-01, requiring the Company to present separately in other comprehensive income the portion of change in fair value of the financial liability resulting from a change in the instrument-specific credit risk. At March 31, 2018, the Company recognized a change of $97,000 on the fair value of financial liability, of which a $470,000 loss is attributed to fluctuations in the LIBOR yield curve which was recorded in earnings and a $567,000 gain is attributed to changes in credit risk and presented in other comprehensive income.

For the three months ended March 31, 2018, non-interest expense totaled $5,000,000, a decrease of $190,000 compared to $5,190,000 for the three months ended March 31, 2017. On a year-over-year comparative basis, non-interest expense decreased primarily due to decreases of $103,000 in the loss recorded for a California tax credit partnership, and $53,000 in regulatory assessments, partially offset by an increase of $80,000 in professional fees. The change in other non-interest expenses of 148,000 reflects a $121,000 decrease in the cost of workman's compensation insurance expense.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017, was signed into law, reducing the federal corporate tax rate to 21% from the existing maximum rate of 35%, effective January 1, 2018. As a result, The Company’s effective tax rate has decreased to 29.6% for the period ended March 31, 2018, from 41.2% as of December 31, 2017.

Balance Sheet Review

Total assets increased $49,057,000, or 6.09%, for the three months ended March 31, 2018 due primarily to increases of $68,042,000 in overnight funds held at the Federal Reserve. This increase is partially the reflection of an increase of $46,923,000 in deposits during the first quarter. Loan balances decreased by $5,469,000 during the first quarter and investment securities decreased by $2,716,000.

Total deposits increased $46,923,000, or 6.82%, to $734,616,000 during the three months ended March 31, 2018. This increase was represented by an increase of $31,861,000 in NOW, money market, and savings accounts, an increase of $12,139,000 in noninterest bearing deposits, and an increase of $2,923,000 in time deposits. Interest bearing deposits and savings accounts increased 10.10% to $347,423,000 at March 31, 2018, compared to $315,562,000 at December 31, 2017. Noninterest bearing deposits increased 3.95% to $319,438,000 at March 31, 2018, compared to $307,299,000 at December 31, 2017. As a result of the increases in demand deposits, NOW, money market, and saving accounts, net core deposits increased $44,000,000.

Shareholders’ equity at March 31, 2018 was $103,599,000, up $2,247,000 from shareholders’ equity of $101,352,000 at December 31, 2017. The increase in equity was a result of net earnings for the period.

The Board of Directors of United Security Bancshares declared a cash dividend on common stock of $0.09 per share on March 27, 2018. The dividend is payable on April 19, 2018, to shareholders of record as of April 9, 2018 No assurances can be provided that future dividends will be declared and/or as to the timing of such future dividends, if any.

Credit Quality

The Company recorded a recovery of provision for credit losses of $189,000 for the three months ended March 31, 2018, compared to a provision of $21,000 for the three months ended March 31, 2017. Net loan recoveries totaled $38,000 for the three months ended March 31, 2018, as compared to net recoveries of $25,000 for the three months ended March 31, 2017.

The Company's allowance for loan loss totaled 1.53% of the loan portfolio at March 31, 2018, compared to 1.54% at December 31, 2017. In determining the adequacy of the allowance for loan losses, the judgment of the Company's management is a significant factor and management considers the allowance for credit losses at March 31, 2018 to be adequate.

Non-performing assets, comprised of nonaccrual loans, troubled debt restructures (TDR), other real estate owned through foreclosure (OREO), and loans more than 90 days past due and still accruing interest, decreased approximately $2,162,000 between December 31, 2017 and March 31, 2018 to $15,448,000. Nonperforming assets as a percentage of total assets decreased from 2.19% at December 31, 2017 to 1.81% at March 31, 2018. The decrease in nonperforming assets is mainly attributed to decreases in troubled debt restructurings. Nonaccrual loans increased $46,000 between December 31, 2017 and March 31, 2018 to $5,342,000. Impaired loans totaled $13,570,000 at March 31, 2018, a decrease of $1,220,000 from the balance of $14,790,000 at December 31, 2017. OREO totaled $5,745,000 at March 31, 2018 and December 31, 2017.

About United Security Bancshares
United Security Bancshares (NASDAQ: UBFO) is the holding company for United Security Bank, which was founded in 1987. United Security Bank is headquartered in Fresno and operates 11 full-service branch offices in Fresno, Bakersfield, Campbell, Caruthers, Coalinga, Firebaugh, Oakhurst, San Joaquin, and Taft. Additionally, United Security Bank operates Commercial Real Estate Construction, Commercial Lending, Consumer Lending, and Financial Services departments. For more information, please visit www.unitedsecuritybank.com.

NON-GAAP FINANCIAL MEASURES
This press release and the accompanying financial tables contain a non-GAAP financial measure (Net Income before Non-Core) within the meaning of the Securities and Exchange Commission’s Regulation G. In the accompanying financial tables, the Company has provided a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure. The Company’s management believes that this non-GAAP financial measure provides useful information about the Company’s results of operations and/or financial position to both investors and management. The Company provides this non-GAAP financial measure to investors to assist them in performing their analysis of its historical operating results. The non-GAAP financial measure shows the Company's operating results before consideration of certain adjustments and, consequently, this non-GAAP financial measure should not be construed as an alternative to net income (loss) as an indicator of the Company's operating performance, as determined in accordance with GAAP. The Company may calculate this non-GAAP financial measure differently than other companies.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and the Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the Company’s possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company’s ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in interest rates, (2) significant changes in banking laws or regulations, (3) increased competition in the company’s market, (4) other-than-expected credit losses, (5) earthquake or other natural disasters impacting the condition of real estate collateral, (6) the effect of acquisitions and integration of acquired businesses, (7) the impact of proposed and/or recently adopted changes in laws, and regulations on the Company and its business; (8) changing bank regulatory conditions, policies, whether arising as new legislation or regulatory initiatives or changes in our regulatory classifications, that could lead to restrictions on activities of banks generally or as to the Bank, including specifically the formal order between the Federal Reserve Bank of San Francisco and the Company and the Bank, (9) failure to comply with the written regulatory agreement under which the Company is subject and (10) unknown economic impacts caused by the State of California’s budget issues, including the effect on Federal spending due to sequestration required by the Budget Control Act of 2011. Management cannot predict at this time the severity or duration of the effects of the recent business slowdown on the Company's specific business activities and profitability. Weaker or a further decline in capital and consumer spending, and related recessionary trends could adversely affect the Company's performance in a number of ways including decreased demand for our products and services and increased credit losses. Likewise, changes in interest rates, among other things, could slow the rate of growth or put pressure on current deposit levels and affect the ability of borrowers to repay loans. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance including the factors that influence earnings. For a more complete discussion of these risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and particularly the section entitled "Management’s Discussion and Analysis of Financial Condition and Results of Operations." Readers should carefully review all disclosures the Company files from time to time with the Securities and Exchange Commission ("SEC").

United Security Bancshares
Consolidated Balance Sheets (unaudited)
(in thousands)
	March 31, 2018	December 31, 2017
Assets
Cash and non-interest-bearing deposits in other banks	$24,608	$35,237
Cash and due from Federal Reserve Bank	140,739	72,697
Cash and cash equivalents	165,347	107,934
Investment securities available for sale (at fair value)	43,006	45,722
Loans and leases, net of unearned fees	596,850	602,390
Less: Allowance for credit losses	(9,116)	(9,267)
Net loans	587,734	593,123
Premises and equipment - net	10,123	10,165
Other real estate owned	5,745	5,745
Goodwill and intangible assets	4,488	4,488
Cash surrender value of life insurance	19,671	19,752
Deferred income tax asset - net	2,521	2,389
Accrued interest receivable	7,413	6,526
Investment in limited partnerships	1,596	1,601
Other assets	7,249	8,391
Total assets	$854,893	$805,836

Liabilities and Shareholders' Equity
Deposits
Non-interest bearing demand deposits	$319,438	$307,299
Money market, NOW, and savings	347,423	315,562
Time	67,755	64,832
Total deposits	734,616	687,693
Accrued interest payable	47	44
Other liabilities	6,990	7,017
Junior subordinated debentures (at fair value)	9,641	9,730
Total liabilities	751,294	704,484

Shareholders' equity
Common stock, no par value 20,000,000 shares authorized, 16,898,615 issued and outstanding at March 31, 2018, and 16,885,615 at December 31, 2017	58,171	57,880
Retained earnings	43,453	44,182
Accumulated other comprehensive income (loss)	1975	(710)
Total shareholders' equity	103,599	101,352
Total liabilities and shareholders' equity	$854,893	$805,836

United Security Bancshares
Consolidated Statements of Income (unaudited)
(in thousands)
	Three months ended March 31,
	2018	2017
Interest income:
Interest and fees on loans	$8,226	$7,225
Interest on investment securities	193	224
Interest on deposits in FRB	384	183
Interest on deposits in other banks	—	1
Total interest income	8,803	7,633

Interest expense:
Interest on deposits	387	336
Interest on other borrowed funds	90	69
Total interest expense	477	405
Net interest income	8,326	7,228
(Recovery) provision for Credit Losses	(189)	21
Net interest income after (recovery) provision for credit losses	8,515	7,207

Non-interest income:
Customer service fees	951	941
Increase in cash surrender value of bank-owned life insurance	125	132
Loss on fair value of financial liability	(470)	(336)
Gain on death benefit proceeds from bank-owned life insurance	171	—
Loss on sale of securities	(60)	—
Other non-interest income	205	172
Total non-interest income	922	909

Non-interest expense:
Salaries and employee benefits	2,961	2,985
Occupancy expense	1,018	1,015
Data processing	52	27
Professional fees	335	255
Regulatory assessments	83	136
Director fees	80	68
Correspondent bank service charges	17	18
Loss on California tax credit partnership	5	108
Net loss on operation and sale of OREO	51	32
Other non-interest expense	398	546
Total non-interest expense	5,000	5,190

Income before income tax provision	4,437	2,926
Provision for income taxes	1,280	1,155
Net income	$3,157	$1,771

Basic earnings per common share	$0.19	$0.10
Diluted earnings per common share	$0.19	$0.10
Weighted average basic shares for EPS	16,898,615	16,898,503
Weighted average diluted shares for EPS	16,925,971	16,912,299

United Security Bancshares
Average Balances and Rates (unaudited)
(in thousands)	Three months ended March 31,
	2018	2017
Average Balances:
Loans (1)	$598,891	$566,075
Investment securities – taxable	44,431	56,589
Interest-bearing deposits in other banks	—	651
Interest-bearing deposits in FRB	98,070	91,692
Total interest-earning assets	741,392	715,007
Allowance for credit losses	(9,335)	(8,924)
Cash and due from banks	26,442	20,916
Other real estate owned	5,745	6,471
Other non-earning assets	53,166	50,251
Total average assets	817,410	783,721

Interest bearing deposits	396,068	405,445
Junior subordinated debentures	9,685	8,797
Total interest-bearing liabilities	405,753	414,242
Non-interest-bearing deposits	301,787	263,923
Other liabilities	6,858	7,762
Total liabilities	714,398	685,927
Total equity	103,012	97,794
Total liabilities and equity	$817,410	$783,721

Average Rates:
Loans (1)	5.57%	5.18%
Investment securities- taxable	1.76%	1.61%
Interest-bearing deposits in other banks	—%	0.62%
Interest-bearing deposits in FRB	1.59%	0.81%
Earning assets	4.82%	4.33%
Interest bearing deposits	0.40%	0.34%
Junior subordinated debentures	3.77%	3.18%
Total interest-bearing liabilities	0.48%	0.40%
Net interest margin	4.56%	4.10%

(1) Loan amounts include nonaccrual loans, but the related interest income has been included only if collected for the period prior to the loan being placed on a nonaccrual basis.

United Security Bancshares
Credit Quality (unaudited)
(dollars in thousands)
	March 31, 2018	December 31, 2017
Commercial and industrial	$—	$212
Real estate - mortgage	736	742
RE construction & development	4,606	4,342
Installment/other	—	—
Total Nonaccrual Loans	$5,342	$5,296

Loans past due 90 days and still accruing	—	485
Restructured Loans	4,361	6,084
Total nonperforming loans	$9,703	$11,865
Other real estate owned	5,745	5,745
Total nonperforming assets	$15,448	$17,610

Nonperforming assets to total gross loans	2.59%	2.92%
Nonperforming assets to total assets	1.81%	2.19%
Allowance for loan losses to nonperforming loans	93.95%	78.10%

United Security Bancshares
Selected Financial Data (unaudited)
(dollars in thousands, except per share amounts)
	Three Months Ended March 31,
	2018	2017

Return on average assets	1.53%	0.92%
Return on average equity	12.16%	7.34%
Net (recoveries) charge-offs to average loans	(0.03)%	(0.02)%

	March 31, 2018	December 31, 2017
Shares outstanding - period end	16,898,615	16,885,615
Book value per share	$6.13	$6.00
Efficiency ratio (1)	50.93%	54.83%
Total impaired loans	$13,570	$14,790
Net loan to deposit ratio	80.01%	86.25%
Allowance for credit losses to total loans	1.53%	1.54%
Total capital to risk weighted assets
Company	17.71%	17.54%
Bank	17.87%	17.31%
Tier 1 capital to risk-weighted assets
Company	16.45%	16.29%
Bank	16.62%	16.06%
Common equity tier 1 capital to risk-weighted assets
Company	15.03%	14.81%
Bank	16.62%	16.06%
Tier 1 capital to adjusted average assets (leverage)
Company	13.01%	13.01%
Bank	13.27%	12.90%

(1) Efficiency ratio is defined as total noninterest expense minus net cost on operation of OREO divided by net interest income before provision for credit losses plus total noninterest income minus loss on fair value of financial liability.

United Security Bancshares
Net Income before Non-Core Reconciliation
Non-GAAP Information (dollars in thousands)
(unaudited)
	Three months ended March 31,
	2018	2017	Change $	Change %
Net income	$3,157	$1,771	$1,386	78.26%

TRUPs (1) fair value adjustment loss pretax	(470)	(336)
Reversal of provision for credit losses (2)	200	—

Income tax effect (29%)	(78)	(97)
Non-core items net of taxes	(192)	(239)

Non-GAAP core net income	$3,349	$2,010	$1,339	66.62%

(1)	Trust Preferred Securities (“TRUPs”) Fair Value Adjustment is not part of Core Income and depending upon market rates, can “add to” or “subtract from” Core Income and mask Non-GAAP Core Income change.

(2)
A reversal of provision for credit losses is not part of Non-GAAP Core Income. This reversal from the allowance for credit losses was in excess of the required reserve. The recovery of provision for credit losses of $189,000 for the three months ended March 31, 2018, within the Consolidated Statements of Income, includes this reversal of provision for credit losses of $200,000, partially offset by a provision for overdrafts and unfunded loan commitments of $11,000.